UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Fauquier Bankshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-25805	54-1288193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 347-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par value $3.13 per share	FBSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to Vote of Security Holders

Fauquier Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 21, 2019 (the “Annual Meeting”). At the Annual Meeting, 3,266,537 shares of common stock, or 86.29% of the 3,785,454 shares of the Company’s common stock outstanding and entitled to vote were present in person or by proxy; therefore, a quorum was present.

At the Annual Meeting, the shareholders elected four Class II directors to hold office for a three-year term expiring at the 2022 annual meeting, as reflected below. In addition, shareholders: (i) approved, on an advisory basis (non-binding), the compensation of the Company’s named executives as disclosed in the Company’s 2019 proxy statement; (ii) voted, on an advisory basis (non-binding), for a frequency of one year for future advisory votes on the Company’s executive compensation; (iii) approved the Fauquier Bankshares, Inc. Amended and Restated Stock Incentive Plan; and (iv) ratified the selection of Brown, Edwards & Company, L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

The final voting results for each item presented at the meeting are set forth below:

Proposal 1

Election of Class II Directors

Name of Director	Votes For		Votes Withheld		Broker Non-Votes

Marc J. Bogan	2,368,506		26,244		871,787
	98.90%	*	1.10%	*

Brian S. Montgomery	2,343,512		51,237		871,787
	97.86%	*	2.14%	*

P. Kurtis Rodgers	2,344,910		49,839		871,787
	97.92%	*	2.08%	*

Sterling T. Strange, III	2,343,378		51,371		871,787
	97.85%	*	2.15%	*

Proposal 2
Advisory (non-binding) vote on executive compensation

Votes For		Votes Against		Abstentions	Broker Non-Votes
1,865,279		350,351		179,120	871,788
77.89%	*	14.63%	*

Proposal 3

Frequency of the advisory (non-binding) vote on executive compensation

1 Year		2 Years		3 Years		Abstain	Broker Non-Votes
2,082,844		42,120		115,956		153,829	871,787
86.98%	*	1.76%	*	4.84%	*

Proposal 4

Approval of the Fauquier Bankshares, Inc. Amended and Restated Stock Incentive Plan

Votes For		Votes Against		Abstentions	Broker Non-Votes
1,900,122		333,748		160,879	871,788
79.35%	*	13.94%	*

Proposal 5

The ratification of the selection of Brown, Edwards & Company, L.L.P., as the Company’s independent registered public accounting firm for 2019

Votes For		Votes Against		Abstentions	Broker Non-Votes
3,116,227		10,117		140,193	–
95.40%	*	0.31%	*

*Represents the percentage of total votes cast for, withheld and against the matter other than with respect to proposal 3, which represents the percentage of total votes cast for 1, 2 or 3 years.  Abstentions and broker non-votes were not counted as votes with respect to any of the items voted at the Annual Meeting.

Item 8.01 Other Events

On May 21, 2019, the Company announced that its Board of Directors declared a quarterly dividend of $0.12 per share of its common stock outstanding. The dividend is payable on July 1, 2019 to shareholders of record on June 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

Date: May 22, 2019	By:	/s/ Christine E. Headly
Christine E. Headly
Executive Vice President and Chief Financial Officer